Exhibit 99.1

2941 Fairview Park Drive

Suite 100

Falls Church, VA 22042-4513

www.generaldynamics.com

News

October 26, 2011

Contact: Rob Doolittle

Tel: 703 876 3199

rdoolittle@generaldynamics.com

General Dynamics Reports Strong Performance

in Third Quarter 2011

•	EPS from continuing operations increases 7.6%

•	Funded backlog increases on continuing demand for key products

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported third-quarter 2011 earnings from continuing operations of $665 million, or $1.83 per share on a fully diluted basis, compared to 2010 third-quarter earnings from continuing operations of $649 million, or $1.70 per share fully diluted. Revenues in the quarter were $7.9 billion. Operating earnings were $998 million, an increase of 3.3 percent over third-quarter 2010.

Net earnings for the third quarter of 2011 were $652 million, compared to $650 million in the year-ago period. Net earnings on a per-share, fully diluted basis were $1.80 in the current quarter, an increase of 5.9 percent over the year-ago period.

Margins

Company-wide operating margins in the quarter grew to 12.7 percent, an increase of 60 basis points over third-quarter 2010. The growth in operating margins was driven by improvement in the Information Systems and Technology and Marine Systems groups.

Backlog

Funded backlog grew in three of the company’s four business groups, increasing by 3.7 percent in third-quarter 2011 to $45.9 billion. Total backlog, which includes both funded and unfunded orders, grew by 2.5 percent in the quarter, to $58.5 billion.

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The Aerospace group’s funded backlog increased $358 million in the third quarter on the strength of continued international demand for Gulfstream’s portfolio of aircraft. The $1.3 billion increase in funded defense-related backlog was supported by several significant orders in the quarter, including a $1.8 billion award to Marine Systems for two DDG-1000 Zumwalt-class destroyers, as well as a $565 million contract for construction of a DDG-51 Arleigh Burke-class destroyer which includes an option for an additional ship. Similarly, Combat Systems was awarded a $250 million order to produce 115 Stryker vehicles with the new double-V-hull configuration, and a $205 million order from the U.S. Marine Corps for upgrade kits for mine-resistant, ambush-protected vehicles.

In addition to the total backlog, the company’s estimated potential contract value grew by 28.7 percent over the end of the second quarter, largely on the strength of a $5.7 billion increase in the Information Systems and Technology group. Estimated potential contract value is management’s estimate of the ultimate value of unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options.

Cash

Net cash provided by operating activities in the third quarter totaled $136 million, and $1.2 billion year-to-date. Third-quarter free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $15 million. Cash performance in the quarter was impacted by inventory growth in the Aerospace group in preparation for ultra-large-cabin G650 green aircraft deliveries in the fourth quarter.

“General Dynamics continued to execute effectively in the third quarter,” said Jay L. Johnson, chairman and chief executive officer. “This solid operating performance reflects our ongoing focus on increasing efficiency, improving productivity and driving cost out of our businesses. Importantly, order activity in the quarter underscored the enduring nature of customer demand for our products and services.”

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 93,800 people worldwide. The company is a market leader in business aviation; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and information systems and technologies. More information about the company is available on the Internet at www.generaldynamics.com.

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Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its third-quarter securities-analyst conference call at 9 a.m. Eastern Time on Wednesday, October 26, 2011. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available by noon October 26 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 888-286-8010 (international: 617-801-6888); passcode 75906545. The phone replay will be available from noon October 26 until midnight November 2, 2011.

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EXHIBIT A

CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED) DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS
	Third Quarter		Variance
	2010	2011	$	%
Revenues	$8,011	$7,853	$(158)	(2.0)%
Operating costs and expenses	7,045	6,855	190

Operating earnings	966	998	32	3.3%
Interest, net	(38)	(38)	—
Other, net	—	(8)	(8)

Earnings from continuing operations before income taxes	928	952	24	2.6%
Provision for income taxes	279	287	(8)

Earnings from continuing operations	$649	$665	$16	2.5%

Discontinued operations, net of tax	1	(13)	(14)

Net earnings	$650	$652	$2	0.3%

Earnings per share - basic
Continuing operations	$1.71	$1.84	$0.13	7.6%
Discontinued operations	$—	$(0.03)	$(0.03)

Net earnings	$1.71	$1.81	$0.10	5.8%

Basic weighted average shares outstanding (in millions)	379.1	359.7

Earnings per share - diluted
Continuing operations	$1.70	$1.83	$0.13	7.6%
Discontinued operations	$—	$(0.03)	$(0.03)

Net earnings	$1.70	$1.80	$0.10	5.9%

Diluted weighted average shares outstanding (in millions)	382.5	362.9

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EXHIBIT B

CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Nine Months		Variance
	2010	2011	$	%
Revenues	$23,865	$23,530	$(335)	(1.4)%
Operating costs and expenses	20,996	20,654	342

Operating earnings	2,869	2,876	7	0.2%
Interest, net	(124)	(103)	21
Other, net	2	34	32

Earnings from continuing operations before income taxes	2,747	2,807	60	2.2%
Provision for income taxes	848	858	(10)

Earnings from continuing operations	$1,899	$1,949	$50	2.6%

Discontinued operations, net of tax	(4)	(26)	(22)

Net earnings	$1,895	$1,923	$28	1.5%

Earnings per share - basic
Continuing operations	$4.96	$5.31	$0.35	7.1%
Discontinued operations	$(0.01)	$(0.07)	$(0.06)

Net earnings	$4.95	$5.24	$0.29	5.9%

Basic weighted average shares outstanding (in millions)	382.7	366.8

Earnings per share - diluted
Continuing operations	$4.91	$5.26	$0.35	7.1%
Discontinued operations	$(0.01)	$(0.07)	$(0.06)

Net earnings	$4.90	$5.19	$0.29	5.9%

Diluted weighted average shares outstanding (in millions)	386.7	370.2

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EXHIBIT C

REVENUES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Third Quarter		Variance
	2010	2011	$	%
Revenues:
Aerospace	$1,291	$1,412	$121	9.4%
Combat Systems	2,069	2,140	71	3.4%
Marine Systems	1,700	1,621	(79)	(4.6)%
Information Systems and Technology	2,951	2,680	(271)	(9.2)%

Total	$8,011	$7,853	$(158)	(2.0)%

Operating earnings:
Aerospace	$199	$217	$18	9.0%
Combat Systems	311	319	8	2.6%
Marine Systems	169	173	4	2.4%
Information Systems and Technology	306	310	4	1.3%
Corporate	(19)	(21)	(2)	(10.5)%

Total	$966	$998	$32	3.3%

Operating margins:
Aerospace	15.4%	15.4%
Combat Systems	15.0%	14.9%
Marine Systems	9.9%	10.7%
Information Systems and Technology	10.4%	11.6%
Total	12.1%	12.7%

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EXHIBIT D

REVENUES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Nine Months		Variance
	2010	2011	$	%
Revenues:
Aerospace	$4,031	$4,141	$110	2.7%
Combat Systems	6,182	6,216	34	0.5%
Marine Systems	4,976	4,873	(103)	(2.1)%
Information Systems and Technology	8,676	8,300	(376)	(4.3)%

Total	$23,865	$23,530	$(335)	(1.4)%

Operating earnings:
Aerospace	$650	$656	$6	0.9%
Combat Systems	875	895	20	2.3%
Marine Systems	497	501	4	0.8%
Information Systems and Technology	908	885	(23)	(2.5)%
Corporate	(61)	(61)	—	0.0%

Total	$2,869	$2,876	$7	0.2%

Operating margins:
Aerospace	16.1%	15.8%
Combat Systems	14.2%	14.4%
Marine Systems	10.0%	10.3%
Information Systems and Technology	10.5%	10.7%
Total	12.0%	12.2%

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EXHIBIT E

PRELIMINARY CONSOLIDATED BALANCE SHEET (UNAUDITED)

DOLLARS IN MILLIONS

	December 31, 2010	October 2, 2011
ASSETS
Current assets:
Cash and equivalents	$2,613	$1,540
Accounts receivable	3,848	4,119
Contracts in process	4,873	5,137
Inventories	2,158	2,506
Other current assets	694	738

Total current assets	14,186	14,040

Noncurrent assets:
Property, plant and equipment, net	2,971	3,063
Intangible assets, net	1,992	2,044
Goodwill	12,649	13,454
Other assets	747	807

Total noncurrent assets	18,359	19,368

Total assets	$32,545	$33,408

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$773	$222
Accounts payable	2,736	2,584
Customer advances and deposits	4,465	4,690
Other current liabilities	3,203	2,986

Total current liabilities	11,177	10,482

Noncurrent liabilities:
Long-term debt	2,430	3,907
Other liabilities	5,622	5,400

Total noncurrent liabilities	8,052	9,307

Shareholders’ equity:
Common stock	482	482
Surplus	1,729	1,853
Retained earnings	17,076	18,483
Treasury stock	(4,535)	(5,758)
Accumulated other comprehensive loss	(1,436)	(1,441)

Total shareholders’ equity	13,316	13,619

Total liabilities and shareholders’ equity	$32,545	$33,408

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EXHIBIT F

PRELIMINARY CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

DOLLARS IN MILLIONS

	Nine Months Ended
Cash flows from operating activities:	October 3, 2010	October 2, 2011
Net earnings	$1,895	$1,923
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of property, plant and equipment	257	259
Amortization of intangible assets	167	176
Stock-based compensation expense	88	96
Excess tax benefit from stock-based compensation	(19)	(22)
Deferred income tax provision	65	63
Discontinued operations, net of tax	4	26
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(178)	(143)
Contracts in process	(478)	(252)
Inventories	149	(346)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	201	(171)
Customer advances and deposits	(331)	(7)
Other current and noncurrent liabilities	(244)	(261)
Other, net	(9)	(129)

Net cash provided by operating activities	1,567	1,212

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(233)	(1,143)
Purchases of held-to-maturity securities	(452)	(428)
Maturities of held-to-maturity securities	599	322
Purchases of available-for-sale securities	(199)	(350)
Maturities of available-for-sale securities	120	227
Capital expenditures	(219)	(273)

Other, net	123	188

Net cash used by investing activities	(261)	(1,457)

Cash flows from financing activities:
Proceeds from fixed-rate notes	—	1,497
Purchases of common stock	(726)	(1,449)
Repayment of fixed-rate notes	(700)	(750)
Dividends paid	(471)	(504)
Net proceeds from commercial paper	—	200
Proceeds from option exercises	159	186
Other, net	16	(6)

Net cash used by financing activities	(1,722)	(826)

Net cash used by discontinued operations	(4)	(2)

Net decrease in cash and equivalents	(420)	(1,073)

Cash and equivalents at beginning of period	2,263	2,613

Cash and equivalents at end of period	$1,843	$1,540

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EXHIBIT G

PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Third Quarter 2010		Third Quarter 2011
Non-GAAP Financial Measures:
Free cash flow from operations:	Quarter	Year-to-date	Quarter	Year-to-date
Net cash provided by operating activities	$880	$1,567	$136	$1,212
Capital expenditures	(96)	(219)	(121)	(273)

Free cash flow from operations (A)	$784	$1,348	$15	$939

Return on invested capital:
Earnings from continuing operations	$2,517		$2,678
After-tax interest expense	121		105
After-tax amortization expense	154		162

Net operating profit after taxes	2,792		2,945
Average debt and equity	16,400		17,048

Return on invested capital (B)	17.0%		17.3%

Other Financial Information:
Return on equity (C)	19.9%		19.6%
Debt-to-equity (D)	23.6%		30.3%
Debt-to-capital (E)	19.1%		23.3%
Book value per share (F)	$35.96		$38.24
Total taxes paid	$227		$270
Company-sponsored research and development (G)	$115		$127
Employment	89,800		93,800
Sales per employee (H)	$348,400		$357,000
Shares outstanding	377,743,896		356,112,755

(A)	We believe free cash flow from operations is a measurement that is useful to investors because it portrays our ability to generate cash from our core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.
(B)	We believe return on invested capital (ROIC) is a measurement that is useful to investors because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes for the latest 12-month period divided by the sum of the average debt and shareholders’ equity for the same period. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense. The most directly comparable GAAP measure to net operating profit after taxes is earnings from continuing operations.
(C)	Return on equity is calculated by dividing earnings from continuing operations for the latest 12-month period by our average equity during that period.
(D)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.
(E)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.
(F)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.
(G)	Includes independent research and development and bid and proposal costs and Gulfstream product-development costs.
(H)	Sales per employee is calculated by dividing revenues for the latest 12-month period by our average number of employees during that period.

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EXHIBIT H

BACKLOG (UNAUDITED)

DOLLARS IN MILLIONS

Third Quarter 2011	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Potential Contract Value
Aerospace	$18,306	$318	$18,624	$—	$18,624
Combat Systems	9,078	1,304	10,382	3,763	14,145
Marine Systems	10,269	8,611	18,880	2,044	20,924
Information Systems and Technology	8,248	2,389	10,637	21,429	32,066

Total	$45,901	$12,622	$58,523	$27,236	$85,759

Second Quarter 2011
Aerospace	$17,948	$340	$18,288	$—	$18,288
Combat Systems	9,657	1,135	10,792	4,370	15,162
Marine Systems	9,191	9,209	18,400	1,097	19,497
Information Systems and Technology	7,468	2,168	9,636	15,697	25,333

Total	$44,264	$12,852	$57,116	$21,164	$78,280

Third Quarter 2010
Aerospace	$17,184	$393	$17,577	$1,361	$18,938
Combat Systems	11,771	1,006	12,777	4,702	17,479
Marine Systems	7,972	12,620	20,592	768	21,360
Information Systems and Technology	8,666	2,219	10,885	13,978	24,863

Total	$45,593	$16,238	$61,831	$20,809	$82,640

*	The estimated potential contract value represents management’s estimate of our future contract value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options to purchase new aircraft and long-term agreements with fleet customers. Because the value in the unfunded IDIQ arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, we recognize these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the option and establishes a firm order.

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EXHIBIT I

THIRD QUARTER 2011 SIGNIFICANT ORDERS (UNAUDITED)

DOLLARS IN MILLIONS

We received the following significant contract orders during the third quarter of 2011:

Aerospace

•	$810 from Minsheng Financial Leasing, a Chinese aviation leasing company, for the purchase of 20 Gulfstream aircraft across the product portfolio.

Combat Systems

•	$440 from the U.S. Army for the Technology Development (TD) phase of the Army’s Ground Combat Vehicle (GCV) Infantry Fighting Vehicle (IFV) program.

•	$250 from the Army to produce 115 Stryker double-V-hulled vehicles.

•	$205 from the U.S. Marine Corps under the mine-resistant, ambush-protected (MRAP) vehicle program for upgrade kits for previously delivered RG-31 vehicles.

•	$135 from the Canadian government to supply various calibers of ammunition.

•	$60 from the Army to produce medium-caliber ammunition.

Marine Systems

•	$1.8 billion from the U.S. Navy for engineering, design and construction of two DDG-1000 destroyers. The destroyers are scheduled for delivery in 2015 and 2018.

•	$565 from the Navy for construction of a DDG-51 destroyer under the destroyer construction continuation program. The award also includes a $665 option to build an additional ship.

Information Systems and Technology

•	$85 from the Army for ruggedized computing equipment under the Common Hardware/Software III (CHS-3) program.

•	$85 from the Army under the Warfighter Information Network-Tactical (WIN-T) program for Increment 1 equipment.

•	$55 under the Defense Intelligence Agency’s (DIA) Solutions for the Information Technology Enterprise (SITE) contract for enterprise communication services.

•

An indefinite delivery, indefinite quantity (IDIQ) contract from the Army for ruggedized computing equipment under the Common Hardware Systems-4 (CHS-4) program. The program has a maximum potential value of approximately $3.7 billion over ten years.

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An IDIQ contract from the U.S. Air Force under the Global Broadcast Service program (GBS) for the production of Transportable Ground Receive Suites (TGRS) and delivery of retrofit kits for previously delivered systems. The program has a maximum potential value of $900 over five years.

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An IDIQ contract from the Army to provide information systems engineering and IT support services to the Army’s Information Systems Engineering Command (ISEC). The program has a maximum potential value among the three awardees of close to $900 over five years.

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EXHIBIT J

AEROSPACE SUPPLEMENTAL DATA (UNAUDITED)

	Third Quarter		Nine Months
	2010	2011	2010	2011
Gulfstream Green Deliveries (units):
Large aircraft	17	20	57	60
Mid-size aircraft	6	5	22	12

Total	23	25	79	72

Gulfstream Outfitted Deliveries (units):
Large aircraft	19	20	54	58
Mid-size aircraft	5	6	11	14

Total	24	26	65	72

Pre-owned Deliveries (units):	2	2	6	4

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